Exhibit 99.2
DCP Midstream Partners Announces Pricing of Public Offering of Common Units
DENVER, Nov. 19 /PRNewswire-FirstCall/ — DCP Midstream Partners, LP (NYSE: DPM) (the “Partnership”) today announced that it has priced an underwritten public offering of 2,500,000 common units representing limited partner interests at $25.40 per common unit. The offering is expected to close on Nov. 24, 2009. The Partnership also granted the underwriters a 30-day option to purchase up to 375,000 additional common units to cover any over-allotments, if any.
The Partnership intends to use the net proceeds from this offering, including proceeds from any exercise of the over-allotment option to either (i) fund the purchase price of its announced acquisition of gas gathering and treating assets in Michigan, to reduce outstanding indebtedness under its revolving credit facility, and for general partnership purposes, or (ii) in the event the acquisition of gas gathering and treating assets in Michigan is not consummated, to reduce outstanding indebtedness under its revolving credit facility and for general partnership purposes.
Barclays Capital Inc. and Wells Fargo Securities, LLC are joint book-running managers for the offering.
When available, a copy of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained from the underwriters as follows:

Barclays Capital Inc.	Wells Fargo Securities, LLC
c/o Broadridge	Attn: Equity Syndicate Dept.
Integrated Distribution Services	375 Park Avenue
1155 Long Island Avenue	New York, New York 10152
Edgewood, NY 11717
Email: equity.syndicate@wachovia.com
Barclaysprospectus@broadridge.com
Phone: (800) 326-5897

Toll Free Number:
1 (888) 603-5847
The common units were offered pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering may be made only by means of a prospectus and related prospectus supplement.
DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership that gathers, processes, transports and markets natural gas, transports and markets natural gas liquids, and is a leading wholesale distributor of propane. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy and ConocoPhillips.
This press release contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of offering proceeds, timing and other aspects of the common unit offering. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary offering closing conditions and other factors described in the prospectus for the offering. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.
Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited, and is subject to change.
CONTACT: Media and Investor Relations, Karen L. Quast of DCP Midstream Partners, LP, +1-303-633-2913, 24-Hour, +1-303-809-9160